Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated December 3, 2004, on the financial statements of ADDvantage Technologies Group, Inc. (the "Company") as of September 30, 2004 and 2003, and for each of the three years in the period ended September 30, 2004, included in this Form 10-K Annual Report of ADDvantage Technologies Group, Inc., into the Company's previously filed Registration Statements on Form S-8 (File number 333-110645) and Form S-3 (File number 333-120035).


                                    /s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP


Tulsa, Oklahoma
December 22, 2004